UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  CENTREX, INC.
              (Exact name of small business issuer in its charter)

         Oklahoma                                            73-1554121
         --------                                            ----------
 (State of incorporation)                               (IRS Employer ID No.)

                            9202 South Toledo Avenue
                              Tulsa, Oklahoma 74137
              (Address of Principal Executive Offices and Zip Code)

                                Ronald C. Kaufman
                           Kaufman & Associates, PLLC
                          624 South Boston, 10th Floor
                              Tulsa, Oklahoma 74119
                                 (918) 584-4463
            (Name, address and telephone number of agent for service)

                                  With Copy To:
                                Ronald C. Kaufman
                           Kaufman & Associates, PLLC
                          624 South Boston, Suite 1070
                              Tulsa, Oklahoma 74119
                                 (918) 584-4463

                                                                                      Proposed     Proposed
                                                                                       Maximum      Maximum
                                                                  Amount to be        Offering    Aggregate        Amount of
                                                                    Registered       Price per     Offering     Registration
Title of Securities to be Registered                                                 Share (3)        Price          Fee (4)
----------------------------------------------------------------- ----------------- ------------ ------------ --------------
Common Stock, $0.001 par value..................................    2,000,000 (1)      $0.07        $140,000          $12.88
Common Stock, $0.001 par value, issuable
     upon exercise of options...................................   19,000,000 (2)      $0.07      $1,330,000         $122.36
                                                                  ------------                                --------------
                                                                   21,000,000                                        $135.24
                                                                  ------------                                --------------

(1) Represents shares of common stock being offered for sale by selling security holders. These shares were acquired in transactions exempt from registration. See "Selling Security Holders".

(2) Represents shares of common stock issuable upon exercise of options by selling security holders. See "Selling Security Holders."

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), this estimate is based on par value of the Registrant's common stock, $0.001 par value per share.

(4) Fees are calculated by multiplying the aggregate offering price by .000092 pursuant to Section 6(b) of the Securities Act.

                                   PROSPECTUS

                                  CENTREX, INC.

                            9202 South Toledo Avenue
                                 Tulsa, OK 74137
                                 (918) 494-2880

                                  THE OFFERING

         This prospectus covers the offering and sale of up to 2,000,000 shares of common stock by certain Selling Security Holders and up to 19,000,000 additional shares of common stock that are issuable upon the exercise of options by certain Selling Security Holders.

         The Selling Security Holders may sell their common stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of common stock by the Selling Security Holders, however, if the Selling Security Holders exercise their options, we may receive up to $803,000 from such exercise.

         Our common stock is quoted over-the-counter under the symbol "CNEX". On April 3, 2003 the average of the high and low prices of the common stock was $0.07 per share.

         THIS INVESTMENT involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 6 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is April 4, 2003


         Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The Selling Security Holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................................4
USE OF PROCEEDS............................................................12
DETERMINATION OF OFFERING PRICE............................................12
PLAN OF DISTRIBUTION.......................................................13
DESCRIPTION OF SECURITIES..................................................14
INTEREST OF NAMED EXPERTS AND COUNSEL......................................14
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................14
AVAILABLE INFORMATION......................................................15
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.............................15

                               PROSPECTUS SUMMARY

         Centrex is a development-stage company incorporated on October 6, 1998 in Oklahoma. The Company has not been involved in bankruptcy, receivership or any similar proceeding. The Company owns an exclusive worldwide license to Single Molecule Detection, a technology that was invented at Los Alamos National Laboratory ("Los Alamos" or "LANL"). The technology is owned by the University of California (the "University"), which conducts research at LANL. The technology is designed to rapidly detect bacteria or viruses by matching the DNA of the organism. We entered into a development agreement with the University and LANL to build a prototype system that enables rapid detection of harmful pathogens, including potential biothreat agents.

         As a development-stage company, we presently do not have any products for sale. If LANL is successful in building a prototype system, it may take us several more years before we have a commercially viable product. We may not be successful in developing any products based on the single-molecule detection technology. Our business is subject to numerous risks and uncertainties that are more fully described in "RISK FACTORS".

         Principal Products and Services and Their Markets
         Our planned product is designed to be an easy-to-use system to analyze complex biological samples in disposable cartridges, and to rapidly and automatically perform the steps necessary for sophisticated molecular biological procedures. We are focusing our efforts on those applications where rapid DNA testing is particularly important, such as biothreat detection, food processing, and water supply markets. If the single molecule detection technology is commercialized, we believe that potential customers for our proposed device include commercial air carriers, the United States Postal Service, Federal office buildings, commercial office buildings, military, state and local government buildings, sports arenas, and shipping terminals, food processors and water treatment systems.

         Industry Background
Nucleic acids are molecules found inside cells. Nucleic acids, such as DNA and RNA, contain the unique blueprint, or genes, of each living creature. Advances in molecular biology have led to the development of techniques for reading the genome and for detecting the presence of a known DNA sequence. Today, the most widely used method for DNA analysis is first to amplify, or grow more of, the target DNA and subsequently to detect the DNA with the use of fluorescent dyes. The most common method of DNA amplification is polymerase chain reaction, or PCR.

         Limitations of Current Detection Methods
         Highly Skilled Technicians; Special Laboratory Required. Currently available methods require skilled scientists and technicians in a special laboratory setting, including, in many cases, separate rooms to prevent contamination of one sample by another.

         Large and Inflexible Equipment. Most currently available equipment is large and inflexible and is typically configured to accommodate only one assay, or test, procedure.


         Long Time to Result. Current sample preparation, amplification and detection technologies rely on manual or semi-automated processes that often require days to complete.


         Sensitivity Constraints. Existing technologies accept and process only very small sample volumes, forcing laboratory technicians to spend significant effort in concentrating larger samples in order to obtain the required level of sensitivity.


         Lack of Integration. We believe that current amplification and detection systems do not integrate sample preparation or the extraction, purification and concentration of DNA or RNA into their processes.


         In summary, DNA testing is currently a complicated, time-consuming process that requires expensive specialized equipment and highly-trained staff. We believe that DNA testing will only achieve its full market potential upon the development of advanced instruments and integrated processes that are both rapid and automated.

         THE CENTREX SOLUTION
         We believe that the single molecule detection technology represents a significant improvement to existing DNA detection methods for the following reasons:

         No Amplification Is Necessary--Because the single molecule detection technology is able to detect the most minute levels of DNA, down to a single molecule, no amplification of the target DNA is necessary. This is a benefit not only in terms of time, but in terms of minimizing the likelihood of false positive/negative results that are common with conventional testing methods.

         Designed for Portability and Ease of Use. Our system is designed to be easy to use, enabling non-scientific personnel to conduct sophisticated DNA analysis. Our system is designed to be portable and to operate in a wide range of environments, such as airplanes, office buildings, factories or combat zones.

         Designed to Produce Rapid Results--Because no amplification is needed, results can be produced more rapidly than conventional testing methods.

         Modular and Flexible System Design--Our system is designed to run several different types of assays simultaneously. Our system is designed to be modular, enabling us to build products to meet the needs of a variety of potential markets.

Distribution Methods
         If the single molecule detection technology is developed into a commercially viable product, we intend to enter into agreements with third parties to market, sell and distribute our product. We may not be able to establish or maintain third-party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors. If we do not enter into relationships with third parties to market, sell and distribute our planned product, we will need to develop our own such capabilities. We have no experience in developing, training or managing a sales force. See "RISK FACTORS."

Competitive Business Conditions
         We expect to encounter intense competition from vendors of PCR-based testing products, such as Cephid and Applied Biosystems. In order to compete against vendors of conventional products, we will need to demonstrate the advantages of our products over alternative well-established technologies and products. We will also need to demonstrate the potential economic value of our products relative to these conventional technologies and products.

         In many instances, our competitors have or will have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations. Moreover, competitors will have greater name recognition than we do, and may offer discounts as a competitive tactic. We cannot assure you that our competitors will not succeed in developing or marketing technologies or products that are more effective or commercially attractive than our products, or that would render our technologies and products obsolete. Also, we may not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully in the future.

Intellectual Property and Other Agreements

         Exclusive License Agreement with University of California.
         ---------------------------------------------------------
         On February 25, 2002, the Company and the University of California entered into a modified license agreement, whereby the Company was granted exclusive rights to the DNA-based single-molecule detection technology for all fields of use. The Company paid a modification fee of $15,000, which was recorded as an expense, and agreed to pay $10,000 within thirty (30) days of issuance of a patent.

         Pursuant to the modified license agreement, the University of California will receive a royalty equal to three and one half percent (3.5%) of net sales of products using the DNA-based microbial detection system, and any additions, extensions and improvements thereto; an annual license fee of $5,000 payable in advance on January 2 for each year the license agreement is in effect; and 50% of other payments, including sublicense issue and annual fees received from sublicense(s) in consideration for the licensed invention. The royalty obligation will cease after the expiration of the last patent that covers the licensed intellectual property. If a U.S. patent is not issued, then the Company intends to renegotiate its license agreement with the University of California.

         Patent Applications related to single molecule detection method.
         ---------------------------------------------------------------
         The single molecule detection method is owned by the University of California, and in December of 1999, they filed a U.S. patent application. The initial ruling by the U.S. Patent & Trademark Office rejected the claims in the patent application, however, the University of California has filed an appeal. The appeals process is lengthy and there is no assurance that the appeal will be successful or that a U.S. patent will be issued. The University of California has filed international patent applications for the single molecule detection method in Canada, Europe, and Japan. No international patents have been issued and there is no assurance that any will be issued. See "RISK FACTORS."

         Payable to University of California pursuant to revised development
         -------------------------------------------------------------------
agreement
---------
         The revised development agreement obligates the Company to pay $640,226, of which $142,280 was paid upon signing of the agreement. The balance is payable in monthly installments of $35,570. There is no assurance that the Company will have sufficient capital to fund the monthly installments as they come due. According to the terms of the Modified License, the University of California may have the right to terminate the license if the Company is unable to pay the monthly payments required by the development agreement. See "RISK FACTORS."

GOVERNMENT REGULATION
The Company is not presently aware of any government approval required before the Company's planned products can be sold in the United States, the Company's initial geographic market. There is no assurance the Company's planned product is not subject to government approval either now or in the future.

NUMBER OF TOTAL EMPLOYEES AND FULL-TIME EMPLOYEES
          The Company presently employs its Chief Executive Officer on a part-time basis, and the Company has entered into consulting agreements with three individuals to provide accounting, financial reporting and administrative support services, on a part-time basis, through December 31, 2003. The Company has entered into an agreement with Jack Luchese to become the Company's new Chief Executive Officer on a full-time basis if the Company is successful in raising at least $2,000,000 on or before January 1, 2004. Mr. Luchese expects to be a consultant to the Company and Dr. Coughlin expects to remain as CEO until such time as the funding condition of Mr. Luchese's employment agreement has been satisfied. See "RISK FACTORS".

                                  RISK FACTORS

         You should carefully consider each of the risks and uncertainties described below and all the other information contained in this prospectus before deciding to invest in shares of our common stock. The trading price of our common stock could decline if any of the following risks and uncertainties develop into actual events, and you may lose all or part of the money you paid to buy our common stock.

         This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by use described below and elsewhere in this prospectus.

RISKS RELATED TO OUR TECHNOLOGY

If We Do Not Obtain The Necessary Funds To Pay The Monthly Obligation Pursuant To The Revised Development Agreement, Los Alamos May Not Complete The Development Of The Prototype And They May Have The Right To Terminate The License. This Could Have A Material Adverse Effect On Our Future Prospects.
         The revised development agreement, whereby Los Alamos has agreed to make a prototype of our planned product, requires that the Company pay them $35,570 per month for fifteen months. The Company presently does not have the funds necessary to fund the monthly obligation. If the Company is not successful in raising the capital necessary to fund the monthly obligation, then Los Alamos may not complete the development of a prototype of our product and they may have the right to terminate the license, which could have a material adverse effect on the Company's future prospects.

Any Unforseen Development Issues Could Give Competitors The Time To Develop Technology Similar To Ours And To Introduce A Competing Product Before Our Product Can Be Commercialized. This Could Harm Our Future Prospects.
         The estimated development time by Los Alamos for our planned product is 18-24 months. Even if Los Alamos is successful in completing a prototype, it could be several more years before we have a commercially viable product. Any significant delay in funding the monthly obligation, funding commercialization efforts or any unforeseen development issues could give competitors the time to develop technology similar to ours and to introduce a competing product before our planned product is commercialized. This could harm our future prospects.

There Is No Guarantee That The Single Molecule Detection Technology Will Work Or Be Commercially Viable.
         Our proposed product requires further research, development, laboratory testing, demonstration of commercial scale manufacturing, and possibly regulatory approval before the proposed product can be proven to be commercially viable. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons.
Such reasons include the possibilities that the potential product may be ineffective, or unsafe, or difficult or uneconomical to manufacture on a large scale, fail to achieve market acceptance or are precluded from commercialization by proprietary rights of third parties. We cannot predict with any degree of certainty when, or if, the research, development, testing, and/or regulatory approval process (if required) will be completed. Our product development efforts may be unsuccessful. The failure of our research and development activities to result in a commercially viable product would materially adversely affect our future prospects.

If A U.S. Patent for the Single Molecule Detection Technology Is Not Issued, Competitors Will Be Able To Copy and Sell Products Similar To Ours Without Paying A Royalty. This Could Have A Materially Negative Effect On Our Ability to Compete.
         The single molecule detection method is owned by the University of California. On December 3, 1999 they filed a U.S. patent application covering the technology. The Company has learned that the University received an initial ruling by the U.S. Patent & Trademark Office rejecting the claims in the patent application, however, we believe that the University has filed an appeal. The appeals process is lengthy and there is no assurance that the appeal will be successful or that a U.S. patent will be issued. The University of California has filed patent applications in Canada, Europe, and Japan. No patents have been issued and there is no assurance that any will be issued. If a U.S. patent is not issued, then we have no protection for the technology for our primary geographic market. If our planned product is commercialized, the lack of U.S. or foreign patent protection could allow competitors to copy and sell products similar to our without paying a royalty. This could negatively affect our ability to compete.

The Single Molecule Detection Method Is Licensed To Us by A Third Party. If We Are Unable To Continue To License This Technology, Our Future Prospects Could Be Harmed.
         We license the single molecule detection method from the University of California. To maintain our license with them we must enter into a development agreement with the University, pay them $5,000 each year the license is in effect and pay 3.5% royalties on product sales and 50% of payments received from sublicensees. Our failure to fulfill any term of the license agreement is grounds for the University to terminate the license. The technology we license from them would be difficult to replace. The loss of the technology license would result in delays in the availability of our planned products until equivalent technology, if available, is identified, licensed and integrated. This could harm our future prospects.

Because We Rely On Third Parties for Research and Development Activities Necessary to Commercialize Our Product, We Have Less Direct Control Over Those Activities. This Could Have A Materially Adverse Effect On Our Future Prospects.
         We do not maintain our own laboratory and we do not employ our own researchers. We have contracted with third parties in the past to conduct research and development activities and we expect to continue to do so in the future. Because we rely on third parties for our research and development activities, we have less direct control over those activities and can not assure you that the research will be done properly or in a timely manner, or that the results will be reproducible. Our inability to conduct research and development may delay or impair our ability to commercialize the technology. The cost and time to establish or locate an alternative research and development facility to develop our technology could have a materially adverse effect on our future prospects.

If We Are Unable to Adequately Protect or Enforce Our Rights to Intellectual Property, We May Lose Valuable Rights, Experience Reduced Market Share, If Any, or Incur Costly Litigation to Protect Such Rights.
         We generally require our employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements with us. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantial equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as U.S. law. We may be unable to meaningfully protect our rights in trade secrets, technical know-how and other non-patented technology.

         We may have to resort to litigation to protect our rights for certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending our rights is expensive in terms of dollars and management time and such efforts may not prove successful. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part, and this could diminish or extinguish protection for the technology we license. Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from using our technology to develop or sell competing products.

We May Be Sued By Third Parties Who Claim That Our Product Infringes On Their Intellectual Property Rights. Defending An Infringement Lawsuit Is Costly and We May Not Have Adequate Resources to Defend. Any Settlement or Judgment Against Us Could Harm Our Future Prospects.
         We may be exposed to future litigation by third parties based on claims that our technology, product or activity infringes on the intellectual property rights of others or that we have misappropriated the trade secrets of others. This risk is compounded by the fact that the validity and breadth of claims covered in technology patents in general and the breadth and scope of trade secret protection involves complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial and managerial resources, and could harm our reputation. Our license agreement with the University of California requires that we pay the costs associated with initiating an infringement claim and defending counterclaims by the infringer. In addition, intellectual property litigation or claims could force us to do one or more of the following:

        - cease selling, incorporating or using any of our technology and/or products that incorporate the challenged intellectual property, which could adversely affect our revenue;
        - obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or
        -     redesign our products, which would be costly and time consuming.

The U.S. Government Retains Certain Rights To The Detection Technology, Which If Exercised, Could Limit Our Ability To Compete.

         Technologies developed with funds provided by the United States government have restrictions regarding where they may be sold and have limits on exclusivity. The technology may only be allowed to be sold or manufactured within the United States. In addition, under Section 23 of the United States Code, the U.S. government has the right to use technologies that it has funded regardless of whether the technology has been licensed to a third party.

         The U.S. Government has a nonexclusive, nontransferable, irrevocable, paid-up license to practice or to have practiced through the world, for or on behalf of the U.S. Government, inventions covered by the University's patent rights, and has certain other rights under 35 U.S.C. 200-212. The U.S. Department of Energy has the right to require us to grant a nonexclusive, partially exclusive or exclusive license under the patent rights in any field of use to a responsible applicant or applicants. Such regulations may limit the value of the technology to us and may reduce our ability to compete.

RISKS RELATED TO OUR BUSINESS

Because We Have No Products for Sale, We Do Not Generate Revenue, Therefore, Our Auditors Doubt Our Ability To Continue As A Going Concern
      Because the Company's planned product is in the development stage, the Company has no revenue, earnings or cash flow to be self-sustaining. The Auditors have stated in their opinion to the audited financial statements that "the Company is a development stage company with insufficient revenues to fund development and operating expenses. This condition raises substantial doubt about its ability to continue as a going concern." Our failure to obtain the funding necessary to commercialize our planned product will have a material adverse effect on our business, financial condition, and on the price of our common stock.

We May Have Difficulty Raising Capital When We Need It, Or At All. Raising Such Capital May Dilute Stockholder Value.
       Our business currently does not generate any sales from our proposed product. The Company must Complete additional financing initiatives in 2003 to generate the liquidity necessary to continue its operations. Due to the current economic conditions, the Company may not be able to secure additional financing on terms it deems acceptable. If the Company obtains additional funds by selling any of its equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience substantial dilution, or the equity securities may have rights, preferences or privileges senior to the common stock. If adequate funds are not available to the Company on satisfactory terms, the Company may be required to limit or cease its research and development activities or other operations, or otherwise modify its business strategy, which could materially harm our business.

We Have A History Of Losses And Expect Future Losses
         We have had annual losses since our inception in October 1998. We expect to continue to incur losses until we finish the development of our products, obtain government approval, if required, for our products, and sell enough products at prices high enough to generate a profit. There is no assurance that we will be able to develop a commercially viable product, to generate revenue, or to achieve or maintain profitable operations.


Our Limited Operating History Makes Evaluating Our Stock More Difficult
         You can only evaluate our business based on a limited operating history. Since inception, we have engaged primarily in research and development, technology licensing, seeking grants, and raising capital. This limited history may not be adequate to enable you to fully assess our ability to develop our technologies and proposed products and to achieve market acceptance of our proposed products and to respond to competition.


We Have No Experience in Product Manufacturing. We May Not Be Able To Manufacture Our Planned Product In Sufficient Quantities At An Acceptable Cost, Or At All, Which Could Harm Our Future Prospects.
         We remain in the research and development phase of product commercialization. Accordingly, if our planned product becomes available for commercial sale, we will need to establish the capability to manufacture it. We have no experience in establishing, supervising or conducting commercial manufacturing. If we fail to adequately establish, supervise and conduct all aspects of the manufacturing process, we may not be able to commercialize our product. We do not presently own manufacturing facilities to provide commercial quantities of our planned product. We may not be able to manufacture our planned product in sufficient quantities at an acceptable cost, or at all, which could materially adversely affect our future prospects.

         We presently plan to rely on third party contractors to manufacture our planned product. This may expose us to the risk of not being able to directly oversee the production and quality of the manufacturing process. Furthermore, these contractors, whether foreign or domestic, may experience regulatory compliance difficulty, mechanical shutdowns, employee strikes, or any other unforeseeable acts that may delay or prevent production.

We Have No Experience in Product Marketing, Sales or Distribution. We May Not Be Able To Market And Distribute Our Planned Product, Which Could Harm Our Future Prospects.
         We have no experience in marketing or distributing our planned product. We have not yet established marketing, sales or distribution capabilities for our planned product. Until such time as our product is further along in its development, we do not plan to devote any meaningful time and resources to establishing such capabilities. At the appropriate time, we intend to enter into agreements with third parties to market, sell and distribute our product. However, we may be unable to establish or maintain third-party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors.

         If we do not enter into relationships with third parties to market, sell and distribute our planned product, we will need to develop our own such capabilities. We have no experience in developing, training or managing a sales force. If we choose to establish a direct sales force, we will incur substantial additional expenses in developing, training and managing such an organization. We may not be able to build a sales force on a cost effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

         We may be unable to engage qualified distributors. Even if engaged, they may fail to satisfy financial or contractual obligations to us. They may fail to adequately market our products. They may cease operations with little or no notice to us or they may offer, design, manufacture or promote competing products.

The Loss Of The Services Of Our Current CEO And Other Personnel Could Harm Our Business.
         The Company's current CEO, Dr. Thomas Coughlin, and certain consultants are presently providing services without cash compensation. The loss of their services could have a material adverse effect on our operations, as hiring replacements would most likely involve the payment of salaries, for which we do not currently have the financial resources. Our inability to hire suitable replacements could have a material adverse effect on our ability to continue operating. The loss of their services or our inability to retain such experienced personnel could have a material adverse effect on our business prospects.

Because Our Current CEO Does Not Work For Us Full-Time, Our Business Could Take Longer To Develop.
         The Company's current CEO, Dr. Thomas Coughlin, and administrative personnel do not work for us on a full-time basis. As a result, our business could take longer to develop. Dr. Coughlin expects to devote about 20 hours per week to our business activities.

Our Agreement With Jack Luchese To Become Our Full-Time CEO Depends On The Company Successfully Raising At Least $2,000,000 On Or Before January 1, 2004. We May Not Be Successful In Raising Such Funds.
        The Company has entered into an agreement with Jack Luchese to become the Company's new Chief Executive Officer on a full-time basis if the Company is successful in raising at least $2,000,000 on or before January 1, 2004.
Mr. Luchese expects to be a consultant to the Company until the earlier of January 1, 2004 or when the Company has raised at least $2,000,000.
Dr. Coughlin expects to remain as CEO until such time as the funding condition of Mr. Luchese's employment agreement has been satisfied. If the funding condition is satisfied, Dr. Coughlin expects to become a technical advisor to the Company. We may not be successful in fulfilling the funding condition of our agreement with Mr. Luchese.

We Are In Litigation With Our Former Counsel . The Cost Of This Litigation, Including The Diversion Of Management's Time, Could Have A Material Adverse Effect On Our Business.
         The Company is a plaintiff in a lawsuit filed in the district court of Tulsa County on January 24, 2002 against Frederick Slicker, the Company's former corporate counsel. Slicker then filed a countersuit against the Company and others that have indemnification agreements with the Company. The Company is a third-party defendant in a lawsuit filed by Slicker against the Company's former transfer agent, Nevada Agency & Trust ("Nevada Agency"). The lawsuit alleges that Nevada Agency took various actions against Slicker that resulted in damages to him. Nevada Agency alleges that its actions are covered by an indemnification provision in its transfer agent agreement with the Company and thus the Company is responsible for Nevada Agency's attorney's fees and any potential damages that may be due to Slicker. The Company disputes this position. The cost of this litigation, including the diversion of management time and resources, as well as any adverse trial or jury verdicts could result in a material loss to the Company. The costs and other effects of this litigation, including claims, settlements, judgments, and changes in those matters, could have a material adverse effect on the Company's business, financial condition and operating results. At this time, the Company is unable to predict the outcome of the present litigation and cannot reasonably estimate a range of possible loss given the current status of the cases.

RISKS RELATED TO OUR INDUSTRY

The Market for Our Planned Product is Rapidly Changing and Competitive. New Products May Be Developed By Others Which Could Impair Our Ability To Develop, Grow Or Maintain Our Business and Be Competitive.
         Our industry is subject to rapid and substantial technological change. Developments by others may render our technology and planned product noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Competition from other biotechnology companies, universities, government research organizations and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities could represent significant competition for us. Acquisitions of, or investments in, competing biotechnology companies by large corporations could increase such competitors' financial, marketing, manufacturing and other resources.

         We are a development-stage Company and as such our resources are limited and we may experience technical challenges inherent in developing our technology. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition. Our competitors may use different methods to detect biological pathogens in a manner that is more effective and less costly than our planned product and, therefore, present a serious competitive threat to us.

Our Planned Product, If Successfully Commercialized, Could Be Exposed To Significant Product Liability Claims Which Could Be Time Consuming And Costly To Defend, Divert Management Attention and Adversely Impact Our Ability To Obtain and Maintain Insurance Coverage, Which Could Jeopardize Our License.
         The testing, manufacture, marketing and sale of our planned product will involve an inherent risk that product liability claims will be asserted against us. We currently have a general liability policy with an annual aggregate limit of $2 million with a $1 million limit per occurrence. We currently do not have insurance which relates to product liability, but intend to seek and obtain insurance to cover product liability before sales of our planned product commence. Even if we obtain such insurance, it may prove inadequate to cover claims and/or litigation costs. The costs and availability of such insurance are unknown. Product liability claims or other claims related to our planned product, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent us from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost. Any inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our planned product. Failure to obtain or maintain a minimum of $1 million of product liability insurance immediately prior to the first sale of our planned product or at any time thereafter will be considered a material breach of our license agreement with the University of California which could lead to termination of the license. A product liability claim could also significantly harm our reputation and delay market acceptance of our planned product.

RISKS RELATED TO THIS OFFERING

Our Stock Price Is Volatile And Your Investment In Our Securities Could Decline In Value, Resulting In Substantial Losses To You.
         The market price of our common stock, which is quoted over the counter, has been, and may continue to be, highly volatile. Our common stock has been trading only since December 23, 2001 and has experienced extreme fluctuations in price. The high and low range of closing prices of our common stock since December 23, 2001 are $1.75 per share to $0.03 per share. Factors such as announcements of product development progress, financings, technological innovations or new products, either by us or by our competitors or third parties, as well as market conditions within the biotech industry may have a significant impact on the market price of our common stock. In general, biotechnology stocks tend to be volatile even during periods of relative market stability because of the high
rates  of  failure  and  substantial   funding   requirements   associated  with
biotechnology companies. Market conditions and conditions of the biotechnology sector could also negatively impact the price of our common stock.

Your Ownership Interest May Be Diluted And The Value Of The Shares Of Our Common Stock May Decline As A Result Of The Exercise Of Stock Options And Warrants We Have Granted Or May Grant In The Future.
         On April 4, 2003, the Company had outstanding options to purchase up to 22,350,000 shares of common stock at exercise prices ranging from $0.001 to $0.05 per share, of which 19,000,000 shares of common stock are being offered by Selling Security Holders. On April 4, 2003, the Company had outstanding warrants to purchase up to 3,223,000 shares of common stock at an exercise price of $0.05 per share. The issuance and sale of these shares of common stock will dilute the ownership interest of investors and may cause the market value of our common stock to decline.

The Preferred Stock Owned By Jack Luchese Is Convertible Into Common Stock Representing 15% Of The Company's Issued And Outstanding Shares Of Common Stock At The Date Of Conversion. If Mr. Luchese Converts His Preferred Stock Into Common Stock, His Ownership May Allow Him To Exercise Substantial Influence Over Our Business And The Election Of Directors.
         Jack Luchese, a consultant to the Company, recently purchased 100,000 shares of our preferred stock. If Mr. Luchese becomes the Company's new CEO, which depends on the Company raising at least $2,000,000 on or before January 1, 2004, the preferred stock is convertible into shares of common stock representing 15% of the Company's issued and outstanding shares of common stock at the date of conversion. If and when Mr. Luchese becomes the Company's new CEO and if he converts his preferred stock into common stock, his ownership may allow him to exercise substantial influence over our business and the election of directors. If the Company has not raised at least $2,000,000 on or before January 1, 2004, Mr. Luchese will not become CEO and the Company can repurchase 50,000 shares of Mr. Luchese's preferred stock at a purchase price of $25,000. Mr. Luchese will then own preferred stock convertible into shares of common stock representing 7.5% of the Company's issued and outstanding shares of common stock at the date of conversion. If Mr. Luchese converts his preferred stock into common stock, his ownership may allow him to exercise substantial influence over our business and the election of directors.

We Do Not Expect To Pay Dividends.
         We have not declared or paid, and for the foreseeable future we do not anticipate declaring or paying, dividends on our common stock.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the Selling Security Holders. If the Selling Security Holders exercise their options and warrants, however, we may receive up to $803,000 of proceeds, which we intend to use for funding the development agreement with the University of California and for working capital.


                         DETERMINATION OF OFFERING PRICE

         The Selling Security Holders may sell their shares from time to time at prevailing market prices. The offering price of the securities for registration fee purposes was calculated pursuant to Rule 457(c) and/or (g) of the Act and was not computed based on the assets, historical operating performance or other conventional means and should not be construed to indicate any relationship thereto. In establishing the offering price for registration fee purposes, we relied on the average of the high and low prices of our common stock on April 3, 2003 as reflected in the over-the-counter (OTC) marketplace, which was $0.07 per share.

                            SELLING SECURITY HOLDERS

         The shares being offered by the Selling Security Holder's were acquired by them in private sales transactions exempt from registration. The following table and discussion sets forth certain information with respect to the selling security holders.

----------------------- ---------------- ----------------- ---------------- ------------ --------------- -------------
Selling Security        Relationship            Shares of        Shares of    Number of       Shares of    Percent of
Holder                  with Company         Common Stock     Common Stock       Shares    Common Stock        Shares
                        during past          Owned Before    Issuable Upon      Offered     Owned After   Owned After
                        three years         this Offering      Exercise of                This Offering  Offering (1)
                                                               Options (2)                          (1)
----------------------- ---------------- ----------------- ---------------- ------------ --------------- -------------
Gifford Mabie           Consultant             515,000           3,500,000    3,500,000         515,000             *
Rhonda Vincent          Consultant             200,000           3,500,000    3,500,000         200,000             *
Dean Guise              Consultant           2,000,000                   0    2,000,000               0             *
Vicki Pippin            Consultant             475,000           3,500,000    3,500,000         475,000             *
Thomas Coughlin         Officer              1,079,000(3)        5,000,000    5,000,000       1,079,000         1.64%
Ronald Kaufman          Legal Counsel          484,100           6,000,000    3,000,000         484,100             *
Kara Greuel             Consultant             400,000             500,000      500,000         400,000             *

(1) Assumes all common shares are sold pursuant to this offering. Selling shareholder, however, may choose to sell only a portion or none of his shares of common stock. Gifford Mabie, Rhonda Vincent, Thomas Coughlin and Vicki Pippin have agreed to limit sales of common stock in open market sales to a value of $5,000 per month until December 31, 2003. Dean Guise and Ronald Kaufman have no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock.

(2) Options may be exercised only if said exercise would not place Selling Security Holder's beneficial ownership in excess of 9.9% of the Company's outstanding shares.

*    Less than 1% of the shares outstanding after the offering.


                              PLAN OF DISTRIBUTION

         We are registering securities on behalf of the Selling Security Holders. All costs, expenses and fees in connection with the registration of such securities will be paid by us. We estimate such costs, expenses and fees to be $2,500. Brokerage commissions and similar selling expenses, if any, attributable to the sale of securities will be paid by the Selling Security Holders.

         The Selling Security Holders may sell up to 21,000,000 shares of common stock from time to time, of which 19,000,000 shares of common stock are issuable upon the exercise of options. Each Selling Security Holder may sell his or her shares (1) in market transactions on the OTC Bulletin Board, to a broker-dealer, including a market maker, who purchases the shares for its own account, in private transactions, or by gift. Each Selling Security Holder may also pledge his shares from time to time, and the lender may sell the shares upon foreclosure.

         The decision to sell any securities is within the discretion of the Selling Security Holder. Each is free to offer and sell his or her securities at times, in a manner and at prices as he determines.

         Each Selling Security Holder may sell the shares at a negotiated price or at the market price or both. He may sell his shares directly to a purchaser or he may use a broker. If a broker is used, the Selling Security Holder may pay a brokerage fee or commission or he may sell the shares to the broker at a discount from the market price. The purchaser of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by the Selling Security Holders for the sale of any of their shares.

         Each Selling Security Holder and broker-dealers, if any, acting in connection with sales by the Selling Security Holder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         We have advised the selling shareholder that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to his sales in the market. We have furnished the Selling Security Holders with a copy of Regulation M, and we have informed them that they should deliver a copy of this prospectus when they sell any shares.


                            DESCRIPTION OF SECURITIES

         Centrex is authorized to issue up to 250,000,000 shares of common stock, par value $0.001 per share, of which 45,603,800 shares were issued and outstanding prior to this offering. Centrex is also authorized to issue up to 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which there were 100,000 shares issued and outstanding prior to this offering.

         Voting Rights. Holders of shares of common stock and preferred stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Neither common stock nor preferred stock has cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election for the Board of Directors can elect all members of the Board of Directors. Holders of a majority of the issued and outstanding shares of Common Stock may take action by written consent without a meeting.

         Dividend Rights. Holders of record of shares of common stock are entitled to receive dividends which and if declared by the Board of Directors. To date, Centrex has not paid cash dividends on its common stock. Holders of common stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available for dividends. Centrex intends to retain any earnings from the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, Centrex's financial condition and such other factors as the Board of Directors may consider.

         Liquidation Rights. Upon any liquidation, dissolution or winding up of Centrex, holders of share of common stock are entitled to receive pro rata all of the assets of Centrex available for distribution to shareholders after liabilities are paid and distributions are made to the holders of Centrex's preferred stock.

         Preemptive Rights. Holders of common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Centex.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Ronald Kaufman, of Kaufman & Associates PLLC, owns an option to purchase up to 3,000,000 shares of our common stock, which is included in this registration statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934

     1. Our Form 10-QSB for the period ended September 30, 2002 filed with the SEC on November 14, 2002

     2. Our Form 10-QSB for the period ended June 30, 2002 filed with the SEC on August 19, 2002

     3. Our Form 10-QSB for the period ended March 30, 2002 filed with the SEC on May 15, 2002

     4. Our Form 10-KSB for the year ended December 31, 2001 filed with the SEC on April 14, 2002

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the registration statement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the statement.

         If we file any document with the SEC that contains information which is different from the information contained in this prospectus, you may rely only on the most recent information which we have filed with the Commission.

         We will provide a copy of the documents referred to above without charge if you request the information from us. You should contact Dr. Thomas R. Coughlin, Jr., President, Centrex, Inc., 9202 South Toledo Avenue, Tulsa, Oklahoma 74137, telephone (918) 494-2880, if you wish to receive any of such material.


                              AVAILABLE INFORMATION

         We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You can review such information at the SEC's website, www.sec.gov.

         You may also read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         We furnish our shareholders with annual reports containing audited financial statements and with such other periodic reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

         You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information that is different.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

     (1) Our Quarterly Report on Form 10-QSB for the period ended September 30, 2002 and filed with the SEC on November 14, 2002.

     (2) Our Quarterly Report on Form 10-QSB for the period ended June 30, 2002 and filed with the SEC on August 19, 2002.

     (3) Our Quarterly Report on Form 10-QSB for the period ended March 31, 2002 and filed with the SEC on May 15, 2002.

     (4) Our Form 10-KSB for the period ended December 31, 2001 and filed with the SEC on April 14, 2002


         Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Ronald Kaufman, of Kaufman & Associates PLLC, owns an option to purchase up to 3,000,000 shares of our common stock, which is included in this registration statement.

Item 6. Indemnification of Officers and Directors.

         Our Certificate of Incorporation and Bylaws provide for indemnification to the full extent permitted by Oklahoma law of all persons we have the power to indemnify under Oklahoma law. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise. The indemnification provisions of our Certificate of Incorporation and Bylaws may reduce the likelihood of derivative litigation against our directors and officers for breach of their fiduciary duties, even though such action, if successful, might otherwise benefit us and our stockholders.

         We have entered into separate written indemnification agreements with our officers, directors, consultants and others. These agreements provide that we will indemnify each person for acts committed in their capacities and for virtually all other claims for which a contractual indemnity might be enforceable.

Item 7. Exemption from Registration Claimed.

         Not Applicable.

Item 8. Exhibits.

      Exhibit
       Number    Description of Exhibit
      --------   ----------------------

        5.1      Opinion of Kaufman & Associates

        23.1     Consent of Tullius Taylor Sartain & Sartain LLP

        23.2     Consent of Kaufman & Associates, PLLC (included in Exhibit 5.1)

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Oklahoma, on this 4th day of April, 2003.

                                                 CENTREX, INC.


                                                 By: /s/ Thomas R. Coughlin, Jr.
                                                 -------------------------------
                                                 Thomas R. Coughlin, Jr.
                                                 Chief Executive Officer